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                                 3201 Temple Avenue
                              Pomona, California 91768

                                   _______________

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD September 5, 2000

                                   _______________


To the shareholders of
Auto-Graphics, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Auto-Graphics, Inc., a California corporation (the "Company"), will be held at the Company's corporate offices located at 3201 Temple Avenue, Pomona, California on Tuesday, September 5, 2000, at 2:00 PM PDT, for the following purposes:

1. To elect three directors to serve during the ensuing year and until their respective successors shall have been duly elected and qualified;

2. To approve an amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 3,000,000 shares to a total of 15,000,000 shares of Common Stock, and

3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     In accordance with the Company's Bylaws, July 14, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. Shareholders who do not expect to be able to attend the meeting are urged to complete, sign and date the enclosed Proxy and mail it in the envelope provided. If a shareholder receives more than one Proxy because such person owns shares registered in different names or addresses, each Proxy should be completed and returned. Your Proxy will not be used if you are present at the meeting and desire to personally vote your shares.

                                    By Order of the Board of Directors


                                    Daniel E. Luebben
                                    Secretary

Pomona, California
July 28, 2000

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                              3201 Temple Avenue
                           Pomona, California 91768

                               _______________

                               PROXY STATEMENT
                               _______________


                                INTRODUCTION

     This Proxy Statement is furnished to shareholders in connection with the Annual Meeting of Shareholders of Auto-Graphics, Inc., a California corporation (the "Company"), to be held at 2:00 PM PDT on Tuesday, September 5, 2000 at the Company's corporate offices located at 3201 Temple Avenue, Pomona, California, and at any adjournments thereof (the "Annual Meeting"). The accompanying Proxy is solicited on behalf of the Board of Directors of the Company for use at such Annual Meeting. The Proxy should be completed, signed, dated and returned in the enclosed envelope as soon as possible. All properly executed proxies will be voted at the meeting in accordance with the shareholder's instructions as set forth on the enclosed Proxy. Your executed Proxy will not affect your right to vote in person should you find it convenient to attend the meeting and desire to vote in person. Any shareholder executing and returning a Proxy as provided for herein may revoke such Proxy by providing written notice of such revocation to the Secretary of the Company at any time prior to the commencement of the Annual Meeting.

     The Company intends to solicit proxies principally by use of the mails. The Company will also request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Notice, Proxy Statement, Proxy and Annual Report to persons for whom they hold shares of the Company and request authority for the execution of proxies. The cost of soliciting proxies will be borne by the Company, including the reimbursement of any expenses incurred by banks, brokerage houses, custodians, nominees and fiduciaries in connection with such solicitation.


                             VOTING AT THE MEETING

     The presence in person or by Proxy of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The Board of Directors has fixed July 14, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. All voting rights are vested exclusively in the holders of the Company's Common Stock. As of the close of business on the record date, there were 4,822,734 shares of the Company's Common Stock outstanding.


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     Each share of Common Stock is entitled to one vote on any matter which may come before the Annual Meeting, including the election of directors; however, any shareholder eligible to vote for the election of directors is entitled to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or to distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

     To be entitled to exercise cumulative voting rights for the election of directors, a shareholder must give notice at the Annual Meeting of such person's desire to cumulate votes for one or more candidates whose name(s) have been placed in nomination prior to the commencement of voting for the election of directors. If any shareholder exercises the right to cumulate votes for the election of directors, then all shareholders are entitled to cumulative voting rights for the election of directors. The enclosed form of Proxy being solicited on behalf of the Board of Directors of the Company vests in the proxy's cumulative voting rights.


                     NOMINATION AND ELECTION OF DIRECTORS

Election of Directors

     The Company's Articles of Incorporation and Bylaws, as amended, provide that the authorized number of directors shall not be less than three members or more than five members as determined by the Board of Directors from time to time. The number of persons constituting and comprising the Company's Board of Directors is currently three. The Board is proposing three nominees as candidates for election to the Company's Board of Directors at the 2000 Annual Meeting of Shareholders. Proxies received by the Board of Directors will only be voted for the three nominees recommended by the Board of Directors in this Proxy Statement and within proxy solicitation. Each of the three nominees named below will be elected to serve until the next annual meeting and/or until their respective successors shall have been duly elected and qualified. The persons named in the accompanying Proxy will vote shares covered by proxies received by them in favor of election of the nominees proposed by the Board of Directors. Should any of the three proposed nominees subsequently become unavailable for election, then the Board of Directors may propose the election of a substitute nominee; and the persons named in the Proxy will vote shares covered by proxies received by them in favor of any such substitute nominee(s). In the event that any person(s) other than nominees proposed by the Board of Directors is nominated for election as a director, the persons named in the Proxy may vote cumulatively for less than all of the nominees but, in no event, will such persons vote any of the proxies received by them for the election of any person to fill a Board position for which the Board of Directors has not nominated a person for election to such Board position. The individuals named in the Proxy, however, reserve their rights to vote their individual shares for the election of any person(s) to fill a Board position for which the Board of Directors did not designate a nominee in the event that any such additional new nominee is proposed for election at the Annual Meeting.

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Nominees for Election as Directors

     Set forth below is certain information pertaining to the persons who are proposed as nominees for election to the Company's Board of Directors.

                                                    Shares of the
                                                      Company's
                                                       Common
   Name and Principal                Year First      Stock Owned      Percent
Occupation or Employment               Became      Beneficially as       of
Relationship of Nominees      Age    a Director     of Record Date     Class

R. S. Cope                     64       1960          2,132,025          44%
Chairman of the Board
Auto-Graphics, Inc.

R. H. Bretz                    56       1988             69,000           1%
520 Washington Boulevard
Suite 428
Marina del Rey, CA 90292
Attorney

C. M. Patick                   45       2000             92,880           2%
Vice President,
Corporate Development
Auto-Graphics, Inc.


     Robert S. Cope has been employed by the Company in the capacities indicated above for more than the past five years. Prior to May 1, 2000, Mr. Cope served as Chief Executive Officer, President and Treasurer.

     Robert H. Bretz is an attorney who has acted as the Company's outside legal counsel for more than the past five years and who also serves as the Assistant Secretary of the Company.

     Robert S. Cope, who is Chairman of the Company's Board of Directors, is the beneficial owner of 2,132,025 shares or 44% of the Company's total outstanding shares of Common Stock. As a result of his positions with and ownership of shares in the Company, Robert S. Cope may be deemed to be in a control relationship with the Company. Mr. Cope's beneficial ownership includes 1,570,173 (32%) shares of Common Stock owned by him personally and as trustee of the Cope Family Trust, and 561,852 shares (12%) owned by members of his family, including Paul R. Cope who is employed by a subsidiary of the Company and owns 373,572 shares (8%). No other single family member owns more than 5% of the Company's Common Stock. Robert S. Cope has sole investment and voting power over the shares of Common Stock owned by him personally, and is presumed to share investment and voting power over the shares owned by members of his family. See Item 12 "Certain Relationships And Related Transactions" regarding an Option Agreement between Robert S. Cope and the Cope Family Trust and Corey M. Patick dated May 15, 1999.

     Corey M. Patick is a first time nominee for election to the Company's Board of Directors. Mr. Patick is the record or beneficial owner of 92,880 shares of the Company's Common Stock, holds a warrant to purchase an additional 240,000 shares of Common Stock from the Company and holds an option to purchase 1,125,000 shares of Common Stock owned by Robert S. Cope and the Cope Family Trust. (See "Certain Relationships And Related Transactions"). Mr. Patick first assisted in respect of the Company's private placement offering commencing in May 1999, serves as the Company's Vice-President for Corporate Development and as a director of the Company's Dataquad and LibraryCard majority owned subsidiaries. Mr. Patick's prior business background and experience includes commercial real estate development, finance, and the securuties business.


Additional Shares of Authorized Common Stock

The Company's Board of Directors is recommending an amendment to the Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 3,000,000 shares to a total of 15,000,000 shares of Common Stock. Shares would be used to raise additional equity investment and for potential acquisition of related businesses and technology.


Other Business

     So far as the Company is aware, there are no other matters to be brought before the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting, the persons named in the accompanying Proxy will vote all proxies in accordance with their best judgment in such matters.


                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During 1999 the Company's Board of Directors held five formal meetings including actions by unanimous written consent as authorized by the California Corporations Code and the Company's Bylaws.

     The Company's Board of Directors does not maintain standing audit, nominating or compensation committees. These matters are considered and acted upon by the entire Board of Directors.

     Directors receive no fees for serving on the Board of Directors or attending meetings, with the exception of Robert H. Bretz, who receives customary fees and expenses for services provided to the Company.

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                      ITEM 11.  EXECUTIVE COMPENSATION

     The following table summarizes the aggregate annual cash compensation and long-term incentive compensation of the Company's Chief Executive Officer and each of the named executive officers whose total cash compensation for the fiscal year ended December 31, 1999 for services rendered in all capacities exceeded $100,000 and cash compensation received by each named executive officer for the Company's two previous fiscal years:

                           Summary Compensation Table
                                                      Long-Term Compensation
                   Principal       Annual Compensation Number of Securities
    Name           Position         Year    Salary($)   Underlying Options

R. S. Cope           CEO            1999   $ 156,000           None
                                    1998     133,000
                                    1997     166,000

W. J. Kliss          COO            1999   $ 138,000           None
                                    1998     138,000
                                    1997     150,000

D. E. Luebben        CFO            1999   $  93,000           None
                                    1998     100,000
                                    1997     109,000

     There have been no restricted stock awards and there are no restricted stock holdings as of the fiscal year ended December 31, 1999. In 1998, at Mr. Cope's request, the Company deferred approximately $60,000 in annual compensation to 1999.


1997 Non-Qualified Stock Option Plan

     The Company adopted a 1997 Non-Qualified Stock Option Plan effective December 31, 1997. The Plan consists of 300,000 shares of the Company's authorized but unissued Common Stock which shares have been reserved for possible future issuance under the Plan. The plan is a non-qualified plan covering only senior executives and related persons. At the inception of the Plan, the Company granted options to four persons whereby they were entitled to purchase up to a total of 142,500 shares over the next five years at a price of $0.55 per share. In 1999, all options granted were relinquished by the participants and as of December 31, 1999, there were no outstanding grants of options under the Plan. The Plan was filed as an exhibit (10.25) to the Company's Annual Report to the SEC on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

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                  ITEM 12.   SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     The table below reflects information pertaining to certain beneficial owners of the Company's Common Stock known to own more than 5% of the Company's securities and all officers and directors of the Company as a group as of July 14, 2000:

                                                    Shares of the
                                                      Company's
                                                       Common
                                                     Stock Owned      Percent
                                                    Beneficially as     of
	Name of Beneficial Owner                            of Record Date     Class

R. S. Cope                                             2,132,025         44%
Chairman of the Board
Auto-Graphics, Inc.


All Officers and Directors                             2,376,525         49%
as a group (10 persons).


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file forms with the SEC to report their ownership of the Company's shares and any changes in said ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. Based on information provided to the Company by such persons, the Company is not aware of any delinquencies in the filing of such reports.


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                        ITEM 13.  CERTAIN RELATIONSHIPS
                           AND RELATED TRANSACTIONS


     The Company entered into a Selling Agreement dated May 15, 1999 with Corey M. Patick, a third party having investment banking and stock brokerage experience. Mr. Patick was retained to solicit the sale of the Company's "restricted" Common Stock. In May 1999, the Company initiated a private placement offering of its Common Stock at $2.50 per share. . Pursuant to the above Selling Agreement, Mr. Patick earned approximately $128,000 in fees as a result of his sale of $1,251,000 of the Company's Common Stock in the above private placement. Also under the Selling Agreement, Mr. Patick earned and the Company sold and issued 240,000 3-year warrants for $800 entitling the Mr. Patick to purchase one share of the Company's (restricted) Common Stock for each warrant for $.03 per share, which warrants remain issued and outstanding but unexercised at December 31, 1999. Assuming that the warrants and underlying shares are subjected to a 50% discount due to the restricted nature of such securities, a 6.25% risk free rate and a 25% volatility factor, under the Black-Scholes option pricing model, the warrants would carry a value of $92,700. Separately, the Company's principal director/shareholder granted an option to Mr. Patick to purchase 1,125,000 shares of the Company's (restricted) Common Stock owned by such individual (and his Family Trust) through November 2000, subject to a one year renewal provision in favor of the recipient, for $1.67 per share. The shares which are the subject of this option represent approximately 23% of the Company's issued and outstanding Common Stock at December 31, 1999.

     Robert H. Bretz is a director of the Company and also serves as the Company's outside legal counsel. In 1999, Mr. Bretz firm's billings to the Company for legal services and expenses totaled approximately $351,000.

     The Company leases its corporate office and production facility from a limited partnership owned by Robert S. Cope and former director/stockholder of the Company, Douglas K. Bisch. The Company has an option to purchase a one-third interest in the partnership from the former director/stockholder for an amount not to exceed $150,000. During 1999, the Company leased 29,260 square feet having an annual base rent of $351,000 (plus expenses). The lease term expires in June 2001. In April 2000, the Company completed a planned consolidation, which reduced the square footage occupied by the Company from 29,260 to 19,460 for a reduction in the Company's annualized rent expense of $118,000 (plus expenses).


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                                    AUDITORS

     The Board of Directors selected BDO Seidman, LLP to audit and report on the Company's financial statements as of December 31, 1999 and 1998 and for the years then ended. The Company's financial statements as of December 31 1997 and for the year ended December 31, 1997 were audited and reported on by Ernst & Young, LLP.


                            ADDITIONAL INFORMATION

     Upon request of any shareholder, the Company will furnish without charge a copy of the Company's latest Annual Report to the Securities and Exchange Commission on Form 10-K, which contains certain additional information about the Company which is not included in either this Proxy Statement or the Company's accompanying Annual Report to Shareholders. All such requests should be directed to the Chief Financial Officer at the above corporate headquarters' address.


                             SHAREHOLDER PROPOSALS

     Any shareholder of the Company desiring to have a proposal considered for inclusion in the Company's 2000 proxy solicitation material must, in addition to other applicable requirements, set forth such proposal in writing and file it with the Secretary of the Company on or before January 1, 2001. The Board of Directors of the Company will review any such proposals from shareholders received by that date and will determine whether any such proposals are to be included in the Company's 2001 proxy solicitation materials.



                                              Daniel E. Luebben
                                                 Secretary

July 28, 2000



                   PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW
                                  THANK YOU


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